Exhibit 10.2

ENDOLOGIX, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED AND RESTATED
(AS AMENDED, SUBJECT TO STOCKHOLDER APPROVAL, BY RESOLUTION ADOPTED
BY THE BOARD OF DIRECTORS ON MARCH 31, 2015)

1.	Purpose
The purpose of the Endologix, Inc. 2006 Employee Stock Purchase Plan, As Amended and Restated (the “Plan”) is to provide Eligible Employees with (a) a convenient means to acquire Shares at a discounted purchase price, (b) an incentive for continued employment, and (c) an incentive to increase the value of the Corporation for stockholders. This Plan includes two components: a U.S. Code Section 423 Component (the “423 Component”) and a non-U.S. Code Section 423 Component (the “Non-423 Component”). It is the intention of the Corporation to have the 423 Component qualify as an “employee stock purchase plan” within the meaning of Section 423 of the U.S. Code. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the U.S. Code. In addition, this Plan authorizes the grant of Purchase Rights under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the U.S. Code; such Purchase Rights shall be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed by the Committee to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the Plan with the laws and requirements of countries outside of the United States in order to allow Eligible Employees of Designated Subsidiaries in such countries to purchase Shares under the Plan.

2.	Effective Date and Term of Plan
(a)    Effective Date. The Board originally adopted the Plan with stockholder approval in May 2006. The Board subsequently amended the Plan on April 9, 2008 to increase the number of Shares authorized for issuance to 558,734 shares. The Corporation’s stockholders subsequently approved the increase. The Board amended the Plan on December 11, 2008 to increase the number of Shares authorized for issuance by 1,500,000 shares. The Corporation’s stockholders subsequently approved the increase. On June 22, 2012, the Board amended and restated the Plan as reflected herein, effective July 1, 2012 (the “Effective Date”), subject to approval by the Corporation’s stockholders at the Corporation’s annual meeting in 2013. On April 17, 2013, the Board amended the Plan to increase the number of Shares authorized for issuance by an additional 500,000 shares, bringing the total number of Shares subject to the Plan to 2,558,734. The Corporation’s stockholders subsequently approved the amended and restated Plan and the amendment thereto. On March 10, 2015, the Board amended the Plan, subject to stockholder approval, to increase the number of Shares authorized for issuance by an additional 500,000 shares, bringing the total number of Shares subject to the Plan to 3,058,734.
(b)    Term. The Plan shall continue in effect until the earlier of (i) the tenth (10th) anniversary of the Effective Date, (ii) its termination by the Board, or (iii) the date on which all of the Shares available for issuance under the Plan have been issued.

3.	Definitions
Each capitalized word, term or phrase used in the Plan shall have the meaning set forth in this Section 3 or, if not defined in this Section, the first place that it appears in the Plan.

(a)    “Account” means the account established for each Participant under the Plan, which will be maintained in the currency used by the Corporation or Designated Subsidiary, as applicable, to pay the Participant’s Compensation and will be converted to U.S. Dollars as provided in Section 6(a), if applicable. Amounts credited to a Participant’s Account may be held by the Corporation or a Designated Subsidiary, as applicable, in its general corporate accounts or in one or more trusts, as determined by the Committee in its discretion in accordance with applicable law, and will not be credited with interest or earnings of any kind, unless otherwise required by applicable law.
(b)    “Applicable Exchange” means the NASDAQ National Market System or such other securities exchange as may be the principal market for the Shares at the applicable time.
(c)    “Board” means the Board of Directors of the Corporation.
(d)    “Change in Control” means either of the following stockholder-approved transactions to which the Corporation is a party: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets; provided, that such transaction does not constitute a transfer to a related party under U.S. Treasury Regulation §1.409A-3(i)(5)(vii)(B).
(e)    “Committee” means the Board or a committee consisting of two (2) or more members of the Board appointed by the Board to administer the Plan.
(f)    “Compensation” means the total salary or wages or other taxable compensation (such as bonus payments, commissions, short-term disability payments and wage or salary substitution payments) paid by the Corporation or Designated Subsidiary to the Eligible Employee during active employment (including approved paid leaves of absences) as of a particular pay date, exclusive of expense reimbursement, relocation allowances, tuition reimbursement, adoption assistance benefits, earnings related to stock options or other equity incentives, and post-employment payments that may be computed from eligible compensation, such as severance benefits, salary continuation after termination of service, redundancy pay, or termination indemnities. Notwithstanding the foregoing, each Designated Subsidiary outside of the United States shall have the authority to determine what constitutes “Compensation” for purposes of the Plan, as approved by the Corporation's Vice President of Human Resources or Chief Financial Officer.
(g)    “Corporation” means Endologix, Inc., a corporation incorporated under the laws of the State of Delaware.
(h)    “Designated Subsidiary” means any Subsidiary that has been designated by the Committee, in its sole discretion, as eligible to offer participation in the Plan to its Employees under either the 423 Component or Non-423 Component.
(i)    “Disaffiliation” means a Designated Subsidiary’s or business segment’s ceasing to be a Subsidiary or business segment for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Designated Subsidiary or a sale of a business segment by the Corporation or its Subsidiaries).
(j)    “Eligible Employee” means an individual who (i) is an Employee during the Enrollment Period established by the Committee for an Offering Period, and (ii) meets such other eligibility criteria as may be determined by the

Committee. Except as otherwise prohibited under applicable law, “Eligible Employee” shall exclude any Employee who is regularly expected to render twenty (20) or fewer hours of service per week for fewer than five (5) months per calendar year.
(k)    “Employee” means any individual who is classified as an employee by the Corporation or a Designated Subsidiary on such entity’s payroll records. An individual who is classified by the Corporation or a Designated Subsidiary as an independent contractor, leased employee, consultant, advisor or member of the Board is not an Employee for purposes of the Plan, even if such individual is determined to be a common law employee of the Corporation or a Designated Subsidiary. For purposes of individuals performing services for a Designated Subsidiary incorporated outside of the United States, “Employee” shall be determined in accordance with the foregoing provisions except as may be otherwise required under applicable local law. In addition, for purposes of this Plan, a Participant shall cease to be an Employee either upon an actual termination of employment or upon the Subsidiary employing the Participant ceasing to be a Designated Subsidiary.
(l)    “Enrollment Period” means the period established by the Committee in its sole discretion preceding each Offering Period that Eligible Employees may enroll to participate in the Plan.
(m)    “Fair Market Value” means the closing sale price of a Share on the date of valuation on the Applicable Exchange or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be closing sale price of a Share on the Applicable Exchange on the next preceding day on which a sale occurred.
(n)    “Offering” means an offer under the Plan of a Purchase Right that may be exercised during an Offering Period as further described in Section 3(p). For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.
(o)    “Offering Period” means the six month period beginning on November 1 and ending on April 30, and the six month period beginning on May 1 and ending on October 31. Notwithstanding the foregoing, the Committee may establish different Offering Periods as it determines in its sole discretion.
(p)    “Participant” means an Eligible Employee who has commenced participation in the Plan pursuant to Section 4(a) and who has not ceased participation in the Plan pursuant to Section 4(b).
(q)    “Plan” means this Endologix, Inc. 2006 Employee Stock Purchase Plan, As Amended and Restated, as set forth herein and as hereafter amended from time to time, and shall include any sub-plans established hereunder to comply with the laws of jurisdictions outside of the United States of America.
(r)    “Purchase Date” means the last business day of each Offering Period.
(s)    “Purchase Price” means an amount equal to eighty-five percent (85%) of the lesser of (i) the Fair Market Value of a Share on the first business day of the Offering Period, or (ii) the Fair Market Value of a Share on the Purchase Date. Notwithstanding the foregoing, the Committee has the authority to change the Purchase Price for an Offering prior to the commencement of an Offering Period by any manner or method the Committee determines, pursuant to Section 8, and subject to (i) with respect to the 423 Component, compliance with Section 423 of the U.S. Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or (ii) with respect to the Non-423 Component, pursuant to such manner or method as determined by the Committee to comply with applicable local law.

(t)    “Purchase Right” has the meaning set forth in Section 5(c).
(u)    “Share” means a share of common stock of the Corporation, as adjusted from time to time in accordance with Section 7(c).
(v)    “Subsidiary” means any present or future corporation, whether domestic or foreign, which is or would be a “subsidiary corporation,” as defined under Section 424(f) of the Code, of the Corporation.
(w)    “U.S. Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and any relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the U.S. Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.
(x)    “U.S. Dollar” and “US $” mean and refer to the lawful currency of the United States of America.

4.	Eligibility and Participation
(a)    Commencement of Participation. An Eligible Employee shall become a Participant in the Plan and shall participate in an Offering Period by enrolling in the Plan during the Enrollment Period and making an election authorizing the payroll deductions or contributions set forth in Section 5(b) in accordance with the procedures established by the Committee. An Eligible Employee who becomes a Participant pursuant to this Section shall remain a Participant and shall participate in all future Offering Periods until the individual ceases to be a Participant pursuant to Section 4(b).
(b)    Termination of Participation. An individual shall cease to be a Participant in the Plan upon the first occurrence of any of the following events:
(i) the Participant ceases to be an Eligible Employee (except as otherwise provided pursuant to Section 5);
(ii) the Participant withdraws from the Plan pursuant to Section 5; or
(iii) the Plan is terminated.
(c)    Eligibility Restrictions. Notwithstanding any provisions of the Plan to the contrary, no Employee of the Company or a Designated Subsidiary shall be granted a Purchase Right under the Plan or be eligible to participate in the Plan:
(i) if, immediately after the Purchase Right is granted, such Employee would own or be considered to own, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary (for these purposes, the rules of Section 424(d) of the U.S. Code shall apply in determining stock ownership of any Employee); or
(ii) if such Purchase Right would permit such Employee’s rights to purchase Shares under the Plan and any other employee stock purchase plans of the Corporation or any Subsidiary in an amount which, in the aggregate, would exceed US$25,000 (or such other amount as may be adjusted from time to time under applicable provisions of the U.S. Code) in Fair Market Value of Shares (determined at the time such Purchase Right is granted) for each calendar year in which the Purchase Right is outstanding at any time. For purposes of applying the foregoing limitation, the applicable limit shall be determined by multiplying (x) the number of Shares acquired during each respective Offering Period by a Participant by (y) the Fair Market Value of the Shares on the first business date of the Offering Period to which such shares relate.

5.	Offerings
(a)    General. The acquisition of Shares under the Plan will be implemented through Offering Periods as set forth in this Section 5.
(b)    Contributions to Accounts. Unless payroll deductions are prohibited by applicable law, each Participant shall make an election during the Enrollment Period to have the Corporation or Designated Subsidiary, as applicable, deduct a specified percentage of the Participant’s Compensation ranging from one percent (1%) to ten percent (10%), on an after-tax basis, each payroll period during the Offering Period, and such amounts shall be credited to the Participant’s Account. A Participant’s election shall remain in effect for all Offering Periods commencing after the Participant makes such election, unless the Participant changes the election, withdraws from the Plan or ceases to be an Eligible Employee pursuant to this Section 5. If applicable law prohibits payroll deductions, the Committee, in its discretion, may permit a Participant to make contributions to the Participant’s Account in another form of contribution acceptable to the Committee, including contributions by direct debit from a Participant’s designated bank account or by check. Notwithstanding the foregoing, the Committee may, in its discretion, suspend or reduce a Participant’s payroll deductions or contributions under the Plan as it deems advisable. Except where otherwise required under applicable local law, all Participant contributions may be held in a general account established in the name of the Corporation or the Designated Subsidiary that employs the applicable Participant. Contributions credited to a Participant’s Account that are denominated in a currency other than U.S. Dollars shall be converted into U.S. Dollars at the prevailing exchange rate (as determined by the Committee) and remitted to the Corporation with such frequency as shall be determined by the Committee in its sole discretion.
(c)    Grant of Purchase Right. On the first business day of each Offering Period, the Corporation shall grant to each Participant a right to purchase (“Purchase Right”) on the Purchase Date the number of whole Shares that may be purchased at the Purchase Price with the amounts credited to the Participant’s Account on such date, subject to the limitations set forth in Section 4(c) and Section 7.
(d)    Changes to Payroll Deductions / Contributions. During the course of an Offering Period, a Participant will be permitted to reduce (but not increase) the amount of payroll deductions or contributions to the Plan during the Offering Period by filing such form as the Committee shall determine; however, the Participant may not effect more than one (1) such reduction per Offering Period. Before the commencement of any subsequent Offering Period, a Participant may elect to change the amount of payroll deductions or contributions during such Offering Period, subject to the limits set forth in Section 5(b).
(e)    Withdrawal. A Participant may withdraw from the Plan before any Purchase Date by giving notice of withdrawal in such form and at such time as the Committee shall determine. Upon receipt of a notice of withdrawal, the Participant’s Purchase Right will be cancelled immediately and no further contributions shall be collected. Any amounts credited to a Participant’s Account during the Offering Period in which such withdrawal occurs shall be returned to the Participant as soon as administratively practicable without interest, unless the payment of interest is required by applicable law. A Participant who withdraws from the Plan pursuant to this Section shall be prohibited from participating again in the same Offering Period during which the withdrawal occurred. The Committee may, in its discretion, treat any attempt by the Participant to transfer, pledge or otherwise encumber the Participant’s Account or Purchase Right as a notice of withdrawal.

After withdrawing from the Plan pursuant to this Section, an Eligible Employee may become a Participant in the Plan with respect to a future Offering Period pursuant to the procedures in Section 4(a).
(f)    Termination of Employment. Upon the termination of a Participant’s employment for any reason, the Participant’s Purchase Right will be cancelled immediately, and all amounts credited to the Participant’s Account will be returned to the Participant (or the Participant’s heirs or estate (as determined under applicable law) in the event of the Participant’s death) as soon as administratively practicable without interest, unless the payment of interest is required by applicable law.
(g)    Leave of Absence. If a Participant is on an approved unpaid leave of absence, all amounts credited the Participant’s Account during the Offering Period shall be held for the purchase of Shares on the next Purchase Date. In no event, however, shall any further amounts be collected on the Participant’s behalf during such leave of absence. Upon the Participant’s return to active service, the Participant’s contributions shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan pursuant to Section 5(e) prior to the Participant’s return. A Participant on a leave of absence who terminates employment shall be subject to the provisions of Section 5(f). For purposes of Participants employed by a Designated Subsidiary incorporated outside of the United States, whether a Participant is on an approved leave of absence shall be determined in accordance with applicable local law.
(h)    Transferability. Neither any Purchase Rights granted under the Plan nor any amounts credited to a Participant’s Account may be assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition of a Purchase Right or amounts credited to a Participant’s Account shall be without effect, except that the Committee may treat such act as an election to withdraw from the Plan in accordance with Section 5(e).
(i)    Participants’ Interests. Participants will have no interest in, or any rights as a holder of Shares with respect to, Shares subject to a Purchase Right until the Participant’s Purchase Right is exercised pursuant to Section 6(a).

6.	Exercise of Purchase Rights
(a)    Automatic Exercise. Unless previously canceled, each Purchase Right then held by a Participant shall be exercised automatically on each Purchase Date to purchase the number of whole Shares that can be purchased at the Purchase Price with the amounts then credited to the Participant’s Account, subject to any limits set forth in the Plan. Fractional Shares cannot be purchased under any Purchase Right. Notwithstanding the foregoing, if the number of Shares that could be purchased under all Purchase Rights outstanding on any Purchase Date exceeds the maximum number of Shares then available for issuance under the Plan, the outstanding Purchase Rights shall be exercised pro rata in as nearly a uniform manner as practicable to purchase the number of Shares then available under the Plan, unless the Committee determines otherwise, and any excess contributions shall be returned to the Participant as soon as administratively practicable without interest, unless the payment of interest is required by applicable law. In any other circumstance, any amounts remaining in a Participant’s Account after the exercise of a Purchase Right will be retained in the Participant’s Account for use during the next Offering Period.
(b)    Tax Withholding. No later than the date as of which an amount first becomes includible in the Participant’s taxable income for federal, state, local or non-U.S. income or employment or other tax purposes with respect to any Purchase Right, such Participant shall pay to the Corporation or Designated Subsidiary, as applicable, or make arrangements satisfactory to the Corporation or Designated Subsidiary, as applicable, regarding the payment of, any federal, state, local or non-U.S. taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Corporation and each Designated Subsidiary under the Plan shall be conditional on such payment or arrangements, and the Corporation and each Designated Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payments otherwise due to the Participant. Further, subject to applicable local law, the Corporation may (i) instruct the administrator/broker to sell such number of Shares purchased by a Participant to raise the amount necessary to satisfy applicable withholding requirements or (ii) withhold whole Shares that otherwise would have been delivered having an aggregate Fair Market Value equal to the amount necessary to satisfy any withholding obligation. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations.
(c)    Delivery of Stock. As promptly as practicable after each Purchase Date, the Shares acquired upon the exercise of a Participant’s Purchase Right shall be delivered to the Participant or to a custodial or trust account maintained for the benefit of the Participant, as determined by the Committee.
(d)    Conditions for Issuance. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver Shares under the Plan unless such issuance or delivery complies with all applicable laws, rules and regulations, including the requirements of any Applicable Exchange or similar entity, and the Corporation has obtained any consent, approval or permit from any federal, state or foreign governmental authority that the Committee determines to be necessary or advisable.

7.	Shares
(a)    Maximum Share Issuance under the Plan. The maximum number of Shares that can be issued under the Plan, subject to any adjustment upon changes in capitalization as provided in Section 7(b), shall be 2,558,734. Such Shares may be authorized but unissued Shares or Shares held by the Corporation as treasury shares. The limitation set forth in this section may be used to satisfy purchases of Shares under either the 423 Component or the Non-423 Component.
(b)    Maximum Number of Shares per Participant. Prior to the commencement of an Offering Period, the Committee may determine the maximum number of Shares that a Participant may purchase during such Offering Period or a formula that complies with the requirements of Section 423 of the U.S. Code by which the maximum number of Shares that a Participant may purchase during such Offering Period shall be computed; provided, however, in no event shall all Participants be permitted to purchase more than (a) 5,000 Shares during any one Offering Period, or (b) 10,000 Shares during any calendar year.
(c)    Adjustment Upon Changes in Capitalization. In the event of a merger, consolidation, stock rights offering, liquidation, spinoff, separation, Disaffiliation, reorganization or similar event affecting the Corporation or any of its Subsidiaries, or a stock dividend, stock split, reverse stock split, extraordinary dividend of cash or other property, share combination or recapitalization or similar event affecting the capital structure of the Corporation, the Committee or the Board shall make such equitable and appropriate substitutions or adjustments to (i) the aggregate number and kind of Shares reserved for issuance and delivery under the Plan, (ii) the number and kind of Shares subject to Purchase Rights under the Plan and (iii) the Purchase Price with respect to Purchase Rights under the Plan.

8.	Administration

(a)    Authority of Committee. The Plan will be administered by the Committee. The Committee shall have the authority to take the following actions, among others, subject to the terms and conditions of the Plan:
i. to designate the Subsidiaries that participate in the Plan;
ii. to determine the eligibility of any individual to participate in the Plan, including whether the individual shall be eligible to participate in the 423 Component or the Non-423 Component;
iii. to determine whether and when an Offering Period will occur;
iv. to determine the number of Shares subject to an Offering and the number of Shares subject to a Purchase Right to be granted to any Participant;
v. to establish procedures for making payroll deductions or contributions under the Plan;
vi. to establish the Purchase Price for an Offering Period;
vii. to determine the maximum amount permitted to be credited to a Participant’s Account and to suspend or reduce a Participant’s payroll deductions or contributions for any reason that the Committee deems advisable;
viii. to determine the terms and conditions of each Offering and Offering Period made hereunder, based on such factors as the Committee shall determine;
ix. to adopt sub-plans and special provisions applicable to Offering Periods regulated by the laws of jurisdictions outside of the United States, which sub-plans and special provisions may take precedence over other provisions of the Plan;
x. to modify, amend, adjust or cancel any Offering, Offering Period or Purchase Right or the terms and conditions of any Offering, Offering Period or Purchase Right;
xi. to treat any Participant’s attempt to transfer, pledge or otherwise encumber the Participant’s Account or Purchase Right as a notice of withdrawal under the Plan;
xii. to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable from time to time;
xiii. to interpret the terms and provisions of the Plan;
xiv. to decide all other matters to be determined in connection with an Offering; and
xv. to otherwise administer the Plan.
Notwithstanding the foregoing, any action taken by the Committee or its delegates that requires the approval of the Corporation’s stockholders under applicable law or Applicable Exchange rules shall be valid and effective only if the approval of the Corporation’s stockholders is obtained as required.
(b)    Delegation of Authority. To the extent permitted by applicable law, the Committee may delegate any of its authority to administer the Plan to any person or persons selected by the Committee, including one or more members of the Committee or one or more officers of the Corporation, and such person or persons shall be deemed to be the Committee with respect to, and to the extent of, its or their authority. Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(c)    Procedures. The Committee may act by a majority of its members then in office and, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, through any person or persons to whom it has delegated its authority pursuant to Section 8(b).

(d)    Discretion of Committee and Binding Effect. Any determination made by the Committee or an appropriately delegated person or persons with respect to the Plan shall be made in the sole discretion of the Committee or such delegate, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All decisions made by the Committee or any appropriately delegated person or persons shall be final and binding on all persons, including the Designated Subsidiary’s, Employees, Eligible Employees, Participants and Beneficiaries.
(e)    Change in Control and Disaffiliation. In the event of a Change in Control or a Disaffiliation, the Purchase Right of each Participant (in the case of a Change in Control) or the Purchase Right of each Participant employed by the Designated Subsidiary or business segment that ceases to be a Designated Subsidiary or business segment pursuant to the Disaffiliation, as determined by the Committee in its discretion (in the case of a Disaffiliation), will be exercised immediately upon such Change in Control or Disaffiliation with respect to the Offering then in effect, unless the Committee determines that such exercise would result in unfavorable tax or accounting treatment under any other applicable law, rule or regulation.

9.	Amendment and Termination
The Board or the Committee, in its sole discretion, may amend, alter, cancel or terminate the Plan or any Purchase Right granted thereunder at any time, except that no amendment or alteration may increase the number of Shares that can be issued under the Plan, other than an adjustment under Section 7(b), or make other changes for which stockholder approval is required under applicable law or Applicable Exchange rule unless such stockholder approval is obtained as required. Upon a cancellation or termination of the Plan or any Purchase Right, the Board or the Committee will in its sole discretion return to affected Participants all amounts credited to their Accounts without interest, unless the payment of interest is required under applicable law.

10.	Miscellaneous
(a)    Limitation of Liability. No liability whatever shall attach to or be incurred by any past, present or future stockholders of the Corporation, officers or directors of any Designated Subsidiary or any members of the Committee or their delegates under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against, any Designated Subsidiary or any stockholder of the Corporation, officer, director or Committee member whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to the Plan, are hereby expressly waived and released by every Participant as a part of the consideration for the benefits provided under the Plan.
(b)    Offerings Outside of the United States. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans of the Plan, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the U.S. Code, without limitation, to: (i) amend or vary the terms of the Plan in order to conform such terms with the laws, rules and regulations of each country outside of the United States where a Designated Subsidiary is located; (ii) amend or vary the terms of the Plan in each country where a Designated Subsidiary is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants or the Designated Subsidiary; or (iii) amend or vary the terms of the Plan in each country outside of the United States where a Designated Subsidiary is located as it considers necessary or desirable to meet the goals and objectives of the Plan. Each sub-plan established pursuant to this Section 10(b) shall be reflected in a written appendix to the Plan for each Designated Subsidiary in such country, and shall be treated as being separate and independent from the Plan; provided, the total number of Shares authorized to be issued under the Plan shall include any Shares issued under any sub-plan of the Plan. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 10(b) to an appropriate sub-committee consisting of one or more officers of the Corporation.
(c)    No Employment Rights. Neither the Plan nor any Purchase Right granted hereunder shall, directly or indirectly, create any right with respect to continuation of employment by the Corporation or any Designated Subsidiary, as applicable, and shall not be deemed to interfere in any way with the right of the Corporation or any Designated Subsidiary, as applicable, to terminate or otherwise modify a Participant’s employment at any time as otherwise may be permitted under local law.
(d)    Notices and Actions. If any notice or action is required to be given, received or taken on or before a date or event specified in the Plan, the Committee may establish an earlier or later time by which such notice or action must be given, received or taken as it deems advisable for the efficient administration of the Plan.
(e)    Governing Law. The laws of the State of California will govern all matters relating to this Plan, except to the extent it is superseded or preempted by the laws of the United States.